UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

ICON Leasing Fund Twelve, LLC

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-53189	20-5651009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                Other Events.

On December 18, 2009, ICON Leasing Fund Twelve, LLC (“Fund Twelve”), through its wholly-owned subsidiary ICON Faulkner, LLC (“ICON Faulkner”), a Marshall Islands limited liability company, entered into a memorandum of agreement with Leighton Contractors (Asia) Limited (“Leighton”), a wholly-owned subsidiary of Leighton Holdings Limited, to purchase the pipelay barge Leighton Faulkner for the purchase price of $20,000,000.  The purchase price included $12,000,000 of senior debt pursuant to a facility agreement with Standard Chartered Bank, Singapore Branch, and a $7,000,000 seller’s credit to be repaid by ICON Faulkner in eight annual principal payments beginning on the first anniversary of the closing date.  Simultaneously with the execution of the memorandum of agreement, ICON Faulkner entered into a bareboat charter with Leighton for a period of eight years commencing on the closing date.  The acquisition closed on January 5, 2010.

On December 23, 2009, ICON Quattro, LLC, a joint venture owned 55% by Fund Twelve and 45% by ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., an entity managed by an affiliate of the manager of Fund Twelve, made a second priority secured term loan of £5,800,000 to Quattro Plant Limited (“Quattro”), a wholly-owned subsidiary of Quattro Group Limited.  The loan is secured by all of Quattro’s rail support construction equipment, accounts receivable and a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro. The loan will be repaid over a period of thirty-three months beginning on January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND TWELVE, LLC
By: ICON CAPITAL CORP., its Manager

Dated: January 26, 2010	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer